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Exhibit 99(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82563) of White Mountains Insurance Group, Ltd. of our report dated June 22, 2004 relating to the financial statements of Folksamerica Holding Company 401(k) Savings and Investment Plan, which appears in this Form 11-K.

PRICEWATERHOUSECOOPERS LLP

New York, New York
June 25, 2003

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  Exhibit 99(b)